CONTACT:
Richard Gaetz, President/CEO Sean Washchuk, VP Finance/CFO Vitran Corporation Inc. 416/596-7664	Robert Rinderman Karin Oloffson Jaffoni & Collins Incorporated 212/835-8500 or VTNC@jcir.com

VITRAN REPORTS RECORD $0.38 DILUTED EPS IN 2005 Q2
ON 12 PERCENT REVENUE RISE

- Extends Earnings Increase Streak to 15 Consecutive Quarters -

TORONTO, ONTARIO (July 21, 2005) – Vitran Corporation Inc. (NASDAQ: VTNC, TSX: VTN), a North American transportation and logistics firm, today announced record quarterly financial results for the 2005 second quarter ended June 30, 2005 (all figures reported in $U.S.).

Vitran achieved net income of $4.8 million, or 0.38 per diluted share, on revenue of $105.1 million in the second quarter of 2005. In the comparable 2004 quarter, Vitran recorded net income of $4.4 million, or $0.34 per diluted share, on revenue of $93.9 million.

“The second quarter was another record for Vitran, with the Company achieving diluted earnings of $0.38 per share, yet perhaps the most important development during the quarter was the closing of our Chris Truck Line (CTL) acquisition on May 31, 2005. CTL further expands our U.S. freight coverage in the Midwestern and Southwestern U.S. by four new states and an additional 19 terminals. As previously stated, we expect CTL’s contribution to be accretive to Vitran’s 2005 full-year earnings results. Subsequent to the acquisition, we continue to maintain a strong financial position, with $12.7 million in cash and $29.8 million in available credit,” stated Vitran President and Chief Executive Officer Rick Gaetz.

During the six-month period ended June 30, 2005, Vitran recorded net income of $7.6 million, or $0.59 per diluted share, on revenue of $199.0 million. In the prior year period, the Company achieved net income of $6.0 million, or $0.47 per diluted share, on revenue of $181.1 million.

Segmented Results
Income from operations at Vitran’s LTL (less-than-truckload) segment rose 20 percent during the 2005 second quarter to $6.6 million, highlighted by a 12 percent revenue increase at the U.S. business unit and a seven percent rise in revenue from the Canadian business unit. The LTL segment’s consolidated OR (operating ratio) improved to 92.3, versus 92.7 in the year ago quarter. The U.S. LTL unit achieved an eight percent quarter over prior year quarter improvement in revenue per hundredweight and a five percent increase in revenue per shipment. The Canadian LTL operation also recorded solid Q2 results with a 12 percent increase in revenue per shipment and revenue per hundredweight jumping 10 percent.

Vitran’s Truckload segment achieved a 47 percent income from operations increase during the quarter, and lowered its OR to 92.0. The Logistics segment achieved 41 percent higher operating income, improving its OR to 93.6.

Following the close of the quarter, in early July, Vitran Logistics commenced operations of a 125,000 square foot dedicated distribution facility in Calgary on behalf a leading Canadian retail apparel and footwear company.

Guidance Update
Following the closure of the Chris Truck Line acquisition on May 31, 2005, management raised its 2005 diluted earnings per share guidance for the year to $1.35 to $1.47.

About Vitran Corporation Inc.
Vitran Corporation Inc. is a North American group of transportation companies offering less-than-truckload, logistics, truckload, and freight brokerage services. To find out more about Vitran Corporation Inc. (NASDAQ:VTNC, TSX:VTN), visit the website at www.vitran.com.

Statements in the press release regarding management’s future expectation, beliefs, goals, plans, or prospects constitute forward-looking statements that involve risks and uncertainties, which may cause actual results to differ materially from the statements made. For this purpose, any statements that are contained herein that are not statements or historical fact may be deemed to be forward-looking statements made pursuant to the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Without limiting the foregoing, the words “believes”, “anticipates”, “plans” “intends”, “will”, “should”, ”expects”, “projects”, and similar expressions are intended to identify forward-looking statements. You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause actual result, future circumstances or events to differ materially from those projected in the forward-looking statements. These risks include, but are not limited to, economic factors, demand for the Company’s services, fuel price fluctuations, the availability of employee drivers and independent contractors, risks associated with geographic expansion, capital requirements, claims exposure and insurance costs, competition, government regulation changes, environmental hazards and other risks detailed from time-to-time in the Company’s public disclosure documents or other filing with the Canadian and United States securities commissions or other securities regulatory bodies. The forward-looking statements are made as of the date hereof, and the Company disclaims any intention and has no obligation or responsibility, except as required by law, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

(tables follow)

VITRAN CORPORATION INC.
CONSOLIDATED BALANCE SHEETS
(in thousands of United States dollars)

	June 30, 2005	Dec. 31, 2004
Assets
Current assets:	$9,536	$7,375
Marketable securities	3,193	33,087
Accounts receivable	46,999	40,124
Inventory, deposits and prepaid expenses	7,888	5,924
Future income tax assets	3,269	3,667

	70,885	90,177
Capital assets	53,500	37,563
Goodwill	61,901	45,304

	$186,286	$173,044

Liabilities and Shareholders’ Equity

Current liabilities:
Accounts payable & accrued liabilities	$39,377	$33,377
Income and other taxes payable	2,315	2,399
Current portion of long-term debt	4,531	3,030

	46,223	38,806
Long-term debt	8,866	11,507
Future income tax liabilities	3,814	3,546

Shareholders’ equity:
Common shares	63,367	60,798
Contributed surplus	616	323
Retained earnings	61,964	54,972
Cumulative translation adjustment	1,436	3,092

	127,383	119,185

	$186,286	$173,044

(Statements of Income follows)

VITRAN CORPORATION INC.
CONSOLIDATED STATEMENTS OF INCOME
(unaudited) (in thousands of $U.S., except share and per share amounts)

	Three Months	Three Months	Six Months	Six Months
	Ended	Ended	Ended	Ended
	June 30, 2005	June 30, 2004	June 30, 2005	June 30, 2004
Revenues	$105,050	$93,931	$198,991	$181,077
Operating expenses	86,742	78,665	166,886	154,239
Selling, general and administrative
expenses	9,795	8,201	18,612	16,364
Other expense (income)	(17)	(37)	(27)	(113)

	96,520	86,829	185,471	170,490
Income from operations before
depreciation	8,530	7,102	13,520	10,587
Depreciation expense	1,517	1,232	2,848	2,540

Income from operations before undernoted	7,013	5,870	10,672	8,047
Interest expense, net	86	37	38	80
Income from operations before income taxes	6,927	5,833	10,634	7,967
Income taxes	2,131	1,446	3,084	1,931

Net income	$4,796	$4,387	$7,550	$6,036

Earnings per share:
Basic	$0.39	$0.36	$0.61	$0.50

Diluted	$0.38	$0.34	$0.59	$0.47

Weighted average number of shares
Basic	12,447,300	12,266,703	12,429,732	12,190,998

Diluted	12,778,285	12,771,784	12,767,134	12,716,553

(Statement of Cash Flows follows)

VITRAN CORPORATION INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)
(In thousands of United States dollars)

	Three months	Three months	Six months	Six months
	Ended	Ended	Ended	Ended
	Jun. 30, 2005	Jun. 30, 2004	Jun. 30, 2005	Jun. 30, 2004

Cash provided by (used in):
Operations:
Net income	$4,796	$4,387	$7,550	$6,036
Items not involving cash from operations
Depreciation expense	1,517	1,232	2,848	2,540
Future income taxes	82	(465)	647	(169)
Stock based compensation expense	164	58	293	58
Gain on sale of capital assets	(17)	(37)	(27)	(113)

	6,542	5,175	11,311	8,352
Change in non-cash working capital components	254	3,448	(1,995)	(6,741)

	6,796	8,623	9,316	1,611
Investments:
Purchase of capital assets	(623)	(1,443)	(6,845)	(3,078)
Proceeds on sale of capital assets	24	79	38	214
Acquisition of subsidiary	(26,499)	—	(26,499)	—
Marketable securities	27,412	(146)	28,781	(291)

	314	(1,510)	(4,525)	(3,155)
Financing:
Repayment of long-term debt	(570)	(2,168)	(1,140)	(3,977)
Issue of Common Shares upon exercise of
stock options	25	548	42	899
Repurchase of Common Shares	(164)	—	(856)	—

	(709)	(1,620)	(1,954)	(3,078)
Effect of translation adjustment on cash	(630)	108	(676)	166

Increase (decrease) in cash position	5,771	5,601	2,161	(4,456)
Cash position, beginning of period	3,765	2,360	7,375	12,417

Cash position, end of period	9,536	7,961	9,536	7,961

Change in non-cash working capital components:
Accounts receivable	(386)	(1,832)	(3,747)	(6,836)
Inventory, deposits and prepaid expenses	(1,779)	690	(1,455)	684
Income and other taxes recoverable/payable	349	1,226	(412)	(59)
Accounts payable and accrued liabilities	2,070	3,364	3,619	(530)

	$254	$3,448	$(1,995)	$(6,741)

(additional financial information follows)

LTL Statistical Information — U.S. and CDN Divisions

For the quarter ended June 30, 2005

	U.S. LTL	Q. over Q.		CDN LTL	Q. over Q.
($U.S.)	Division	% Change	($CDN)	Division	% Change
Revenue (000’s)	$50,017	12.3	Revenue (000's)	$45,370	6.5
No. of Shipments	420,734	7.0	No. of Shipments	222,661	(5.0)
Weight (000’s lbs)	579,630	3.6	Weight (000's lbs)	439,136	(3.1)
Revenue per shipment	$118.88	4.9	Revenue per shipment	$203.76	12.1
Revenue per CWT	$8.63	8.4	Revenue per CWT	$10.33	9.9

For six months ended June 30,2005

	U.S. LTL	Yr. over Yr.		CDN LTL	Yr. over Yr.
($U.S.)	Division	% Change	($CDN)	Division	% Change
Revenue (000’s)	$92,636	9.0	Revenue (000's)	$86,458	5.3
No. of Shipments	791,160	5.5	No. of Shipments	424,227	(6.4)
Weight (000’s lbs)	1,093,598	1.2	Weight (000's lbs)	826,605	(5.8)
Revenue per shipment	$117.09	3.3	Revenue per shipment	$203.80	12.6
Revenue per CWT	$8.47	7.8	Revenue per CWT	$10.46	11.9

Supplementary Segmented Financial Information
(000’s of $U.S.)

For the quarter				For the quarter
ended June 30, 2005				ended June 30, 2004
	Revenue	Inc. from	OR%		Revenue	Inc. from	OR%
		Operations				Operations
LTL	86,429	6,625	92.3	LTL	75,958	5,533	92.7
LOG	9,615	615	93.6	LOG	8,768	436	95.0
TL	9,006	716	92.0	TL	9,205	487	94.7

For the six months ended June				For the six months
30, 2005				ended June 30, 2004
	Revenue	Inc. from	OR%		Revenue	Inc. from	OR%
		Operations				Operations
LTL	162,533	9,887	93.9	LTL	146,217	7,564	94.8
LOG	18,492	980	94.7	LOG	16,935	773	95.4
TL	17,966	1,458	91.9	TL	17,925	933	94.8

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